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                                                              Exhibit (a)(1)(ii)

                                                                    Attachment A

                         WatchGuard Technologies, Inc.

              Offer to Exchange Certain Outstanding Stock Options

                                 Election Form

I, ______________________________________, hereby accept the Offer made by
WatchGuard Technologies, Inc. to eligible employees, consultants and directors to exchange stock options that were (a) granted under the Plans, (b) have an exercise price greater than $15 and (c) are outstanding on the Cancellation Date (in addition to options granted to an optionee within the six months preceding the Cancellation Date with a lower exercise price that any option tendered by that optionee, including any options with an exercise price of less than $15, which will be automatically tendered pursuant to the terms of the Offer). In exchange for the cancellation of each option I tender that is accepted for exchange, I will be entitled to receive, in accordance with the terms and subject to the conditions of the Offer, a replacement option to be granted on the Replacement Grant Date (which will be at least six months and one day after the Cancellation Date). The terms and conditions of the replacement option will be as described in the offering document for the Offer to Exchange Certain Outstanding Stock Options (the "Offering Memorandum"). Capitalized terms not otherwise defined in this Election Form shall have the meaning set forth in the Offering Memorandum.

1. I understand and agree to be bound by all of the terms and conditions of the Offer, as described in the Offering Memorandum.

2.   I understand and agree that

     . the number of shares subject to the replacement option will remain the same but the exercise price and vested amount will be determined in accordance with the terms of the Offer;

     . I lose my right to exercise any outstanding unexercised shares under the cancelled option and my right to any consideration other than the right to receive, subject to the terms and conditions of the Offer, a replacement option in accordance with the terms and conditions of the Offer;

     . the replacement option I receive will be subject to the terms and conditions of the applicable Plan and a new stock option agreement between me and WatchGuard;

     . I understand that there are circumstances in which I will not receive a replacement option, the return of my cancelled option or any other consideration for my cancelled option, including a change in or termination of my Service Status for any reason, with or without cause, before the Replacement Grant Date; and

     . the exercise price of my replacement option could be higher than the exercise price of my cancelled option.

3. I understand that I may withdraw or change my election to tender an option for exchange by properly submitting a Notice of Change of Election before the Expiration Time. I understand that, unless I validly change or withdraw my election to tender a particular option before the Expiration Time, my election to tender that option will be irrevocable. Any options that I have tendered and WatchGuard has accepted for cancellation and exchange will be cancelled in their entirety on the Cancellation Date.

4. I understand that there will be no change to any of my options that I do not tender, and that any such options will continue to be governed by the terms and conditions of the applicable Plan and the stock option agreement between WatchGuard and me.

5. I acknowledge and agree that I have received and read a copy of the Offering Memorandum and understand all of the terms and conditions of the Offer. I further acknowledge and agree that I have read and understand, and have followed, the instructions attached to this Election Form.

6. I agree to deliver to WatchGuard, if so requested in order to effect the cancellation and exchange of any tendered option listed below, the stock option agreement for such tendered option. I understand and agree, however, that the stock option agreement for any option that WatchGuard cancels pursuant to the Offer will be cancelled as of the Cancellation Date, and will be of no further force and effect, without further action on the part of any party and regardless of whether I deliver such agreement to WatchGuard.

7. I understand and agree that neither eligibility to participate nor actual participation in the Offer conveys any right to remain employed or engaged by WatchGuard or its subsidiaries (or any successor corporation in a merger or acquisition) or to retain the same Service Status. If my employment, consulting or director relationship is currently at will, it will continue to be at will and the Offer will not change my Service Status or the status of any existing employment or consulting agreements to which I may be a party.

8. I acknowledge and agree that WatchGuard has made no representations or warranties to me regarding

     . the Offer other than those contained in the Offering Memorandum, this Election Form, the form of Notice of Change of Election and the form of Agreement to Grant Replacement Option;

     . the exercise price of the replacement option or the future trading price of its common stock;

     . my current or future Service Status with WatchGuard (or any subsidiary or successor company); or

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     .  WatchGuard's future business status or financial condition.

8. I acknowledge and agree that my participation in the Offer is at my own discretion and risk, and that WatchGuard will not be liable for any costs, taxes, loss or damage that I may incur as a result of or in connection with my election to participate in the Offer.

9. I acknowledge and agree that WatchGuard will determine, in its discretion, all questions and interpretation related to the Offer and the tender, cancellation and exchange of options, including the eligibility of tendering optionees, the number of shares eligible for exchange and the validity, form, eligibility (including time of receipt) and acceptance of this Election Form or of any Notice of Change of Election. WatchGuard's determination will be final and binding on all parties.

Subject to the foregoing, I hereby elect to accept the Offer and tender for cancellation and exchange each of the options listed below (and on any additional sheets that I have attached to this Election Form):

--------------------------------------------------------------------------------------------------
     Option Number          Option Grant Date         Exercise Price        # Unexercised Shares
                                                                              Subject to Option
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

[_]  I have attached additional sheets.

You must sign this Election Form and print your name exactly as it appears on your option letter agreement. (If you are a fiduciary or representative signing on behalf of the optionee, you must follow the instructions given in Instruction 5 to this Election Form.)

                                               Date:  ________________, 2001
--------------------------------------
(Signature)

--------------------------------------
(Print Name)

 If you wish to tender options, you must fully and correctly complete, sign and date this Election Form and deliver it to WatchGuard, together with any other required documents, before the Expiration Time.

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                         Instructions To Election Form

     These Instructions Form Part Of The Terms And Conditions Of The Offer.

1.   Delivery of Election Form.

     A properly completed and executed original of this Election Form, along with any other documents required by this Election Form, must be received by Janice Clusserath at WatchGuard before 5:00 p.m., Pacific time, on Tuesday, July 31, 2001 (or, if WatchGuard extends the Offer, before 5:00 p.m. on the last day of the extended Offer period) (the "Expiration Time"). You must use one of the methods indicated below:

  Method of Delivery                               Deliver To
-----------------------------------------------------------------------------------
Hand delivery                 Janice Clusserath.  You must obtain a written receipt
                              from Ms. Clusserath.

Facsimile                     (206) 613-6600.  You must obtain a fax confirmation.

Registered Mail or            Janice Clusserath, Director of Human Resources
Overnight Courier             WatchGuard Technologies, Inc.
                              505 Fifth Avenue South, Suite 500
                              Seattle, WA  98104-3892
                              Phone:  (206) 613-6616

                              If you deliver by mail, you must use registered mail,
                              signature at delivery required.  If you deliver by
                              overnight courier, you must obtain a signature at
                              delivery.

The method of delivery and the delivery of all documents, including this Election Form, are at your own risk. Delivery will be deemed made only when the documents are actually received by WatchGuard. In all cases, you should allow sufficient time to ensure timely delivery.

2.   Change of Election.

     You may withdraw one or more tendered options at any time before the Expiration Time. If WatchGuard does not accept your tendered option(s) before 5:00 p.m., Pacific time, on August 28, 2001, however, you may withdraw your election to tender after that time.

     Withdrawal of Tender. If you elect to withdraw your previous tender in its entirety, you must indicate your withdrawal by submitting a Notice of Change of Election that indicates that you decline the Offer with respect to all of your options. Such a Notice of Change of Election will replace this Election Form (or any Notice of Change of Election you have submitted before such withdrawal). This Election Form and any previous Notice of Change of Election will be disregarded and be of no further force and effect. You will not be able to participate in the option exchange program unless and until you properly re-tender your options on another Notice

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of Change of Election before the Expiration Time, following the procedures described in the Offering Memorandum and these instructions.

     Change of Tender. If you elect to change your previous tender with respect to one or more (but not to withdraw all) of your options, you must submit a Notice of Change of Election indicating the change(s). Such a Notice of Change of Election will replace this Election Form (or any Notice of Change of Election you have previously submitted) only with respect to the list of options to be tendered, and you will be deemed to have tendered only (a) the options you list on such Notice of Change of Election and (b) any options granted to you within the six months preceding the Cancellation Date that have a lower exercise price than any option you tender (including any such options with an exercise price of less than $15), which options will automatically be tendered. Your most recently submitted Notice of Change of Election will be controlling. If your most Notice of Change of Election does not list a particular option, even if you listed that option on your Election Form or on a previous Notice of Change of Election, that option will not be deemed properly tendered for purposes of the Offer unless and until you properly re-tender the option on another Notice of Change of Election before the Expiration Time, following the procedures described in the Offering Memorandum and these instructions.

     You may not rescind a withdrawal or change of election. If you wish to accept the Offer after having withdrawn your tender in its entirety, or if you wish add or delete options to an existing tender or make other changes to any Notice of Change of Election, you must submit a new Notice of Change of Election.

3.   Tenders of Options.

     If you intend to tender options pursuant to the Offer, you must complete the table included in this Election Form and provide the information specified for each option that you intend to tender.

     You may tender any option with an exercise price equal to or greater than $15 granted under one of the Plans before the commencement of the Offer that will be outstanding as of the Cancellation Date. In addition, if you tender options for exchange, any options granted to you within the six-month period preceding the Cancellation Date that have an exercise price lower than the exercise price of any option you tender will automatically be tendered as well (including any such options with an exercise price of less than $15). We currently expect to cancel properly tendered options on August 1, 2001 (unless we extend the Offer, in which case the Cancellation Date will be correspondingly delayed), which means that you will be required to tender any options granted to you since February 1, 2001 that have a lower exercise price than any option you tender.

     We will not accept partial tenders of option grants. If you tender, you must tender all or none of an unexercised option or the entire remaining portion of an partially exercised option. If you tender the remaining unexercised portion of an eligible option that you have partially exercised, you will receive a replacement option for the same number of shares as were subject to the unexercised portion of your canceled options.

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     If WatchGuard accepts your tendered options for cancellation and exchange, you will be ineligible to receive any option grants until the Replacement Grant Date. Any additional option grant(s) to you after the Replacement Grant Date will continue to be at the discretion of our board of directors.

4.   Inadequate Space.

     If the space provided in this Election Form is inadequate, you should provide the information requested in the Election Form regarding the options to be tendered on a separate schedule attached to the Election Form. You must print your name on this schedule, sign it and deliver it with the Election Form.

5.   Signatures.

     You must sign this Election Form exactly as your name appears on the applicable stock option agreement, without alteration, abbreviation or any change whatsoever. If this Election Form is signed on your behalf by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signatory must indicate on this Election Form his or her full title and provide proper evidence of his or her authority to act in that capacity.

6.   Requests for Assistance or Additional Copies.

     If you have any questions or need assistance, or wish to request additional copies of the Offering Memorandum, the Election Form or the Notice of Change of Election, please contact Janice Clusserath at WatchGuard Technologies, Inc., 505 Fifth Avenue South, Suite 500, Seattle, WA 98104-3892, telephone number (206) 613-6616. Copies will be furnished free of charge.

7.   Determination of Validity; Irregularities.

     All questions and interpretations as to this Offer and this Election Form (including these instructions), any Notice of Change of Election and any other documents submitted with respect to tendered options, including the validity, form, eligibility (including time of receipt) and acceptance of a tender or a change to an election to tender, will be determined by WatchGuard in its sole discretion. WatchGuard's determination will be final and binding on all parties. WatchGuard reserves the right to reject any tender or withdrawals of or changes to an election to tender for any reason, including as a result of Election Forms or Notices of Change of Election that WatchGuard determines are not in appropriate form or that it determines are unlawful to accept. WatchGuard also reserves the right to waive any of the conditions to the Offer and any defect or irregularity in the tender or withdrawal of any particular options or with respect to any particular optionee. No tender or withdrawal of options will be deemed to be properly made until all defects and irregularities have been waived by WatchGuard or cured within such time as WatchGuard shall determine.

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

     Neither WatchGuard nor any other person is or will be obligated to give notice of any defects or irregularities in this Election Form or any Notice of Change of Election, and neither WatchGuard nor any other person will incur liability for failure to give any such notice.

8.   Additional Documents to Review.

     You should read the Offering Memorandum and all documents referenced therein before deciding whether to tender your options.

9.   Important Tax Information.

     You should refer to Section 10 of the Offering Memorandum, which contains important U.S. federal income tax information about the Offer.

10.  Acknowledgment and Waiver.

     By accepting the Offer, you acknowledge that: (a) your acceptance of the Offer is voluntary; (b) your acceptance of the Offer does not create a right to continue the same Service Status with WatchGuard (or its subsidiary or any successor company, as applicable) and will not interfere with your ability and the ability of WatchGuard (or its subsidiary or successor company, as applicable) to terminate your Service Status at any time and for any reason, with or without cause; and (c) the Offer, the cancelled options and the replacement options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy or end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

    This Election Form, together with all other required documents, must be received by WatchGuard before the Expiration Time.

                                       7